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                                                                    EXHIBIT 23.1

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

Advanced Electronic Support Products, Inc.
Miami, Florida

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Pre-Effective Amendment No. 1 to the Registration Statement of our reports dated March 23, 2001 and April 12, 2000, relating to the consolidated financial statements of Advanced Electronic Support Products, Inc., appearing in the Company's Annual Reports on Form 10-KSB for the years ended December 31, 2000 and 1999.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO SEIDMAN, LLP

Miami, Florida
October 22, 2001